Exhibit 10.a


Unincorporated Association Contract entered into by and between Minera Santa Rita S. de R.L. de C.V. ("Santa Rita"), represented by Jack Veeder Everett and Roger Austin Newell, of the one part, as active member, and Grupo Minero FG S.A. de C.V. ("FG"), represented by Samuel Fraijo Flores, of the other part, pursuant to the below recitals and clauses:


RECITALS


I. Santa Rita's:

(A) Santa Rita is a Mexican business corporation created by notarial instrument number 2,219 (two thousand two hundred nineteen), volume 67 (sixty-seven), attested before Maria Luisa Lizarraga Garcia, Notary Public number 35 (thirty-five), commissioned in Hermosillo, Sonora, on May the 7th (seventh), registered under number 20,287 (twenty thousand two hundred eighty-seven), volume 595 (five hundred ninety-five), book 1 (one), commerce section, May the 14th (fourteenth), 2001 (two thousand one).

(B) Among other things, its corporate purpose allows it to explore and exploit mining properties and process and sell ore.

(C) Minera Chanate S.A. de C.V. ("Chanate"), an affiliate of Santa Rita is the owner of the following mining concessions ("the Mining Concessions"):

     (1) Mining exploitation concession on the lot "San Jose", located in the Municipality of Altar, Sonora, title 200,718 (two hundred thousand seven hundred eighteen).

     (2) Mining exploitation concession on the lot "Las Dos Virgen", located in the Municipality of Altar, Sonora, title 214,874 (two hundred thousand fourteen eight hundred seventy-four).

     (3) Mining exploitation concession on the lot "Rono I", located in the Municipality of Altar, Sonora, title 206,408 (two hundred thousand six four hundred eight).

     (4) Mining exploitation concession on the lot "Rono 3", located in the Municipality of Altar, Sonora, title 214,224 (two hundred thousand fourteen two hundred twenty-four).

     (5) Mining exploitation concession on the lot "La Cuchilla", located in the Municipality of Altar, Sonora, title 214,224 (two hundred thousand fourteen two hundred twenty-four).

     (6) Mining exploitation concession on the lot "Elsa", located in the Municipality of Altar, Sonora, title 212,004 (two hundred thousand twelve four).

     (7) Mining exploitation concession on the lot "Elisa", located in the Municipality of Altar, Sonora, title 214,223 (two hundred thousand fourteen two hundred twenty-three).

     (8) Mining exploration concession on the lot "Ena", located in the Municipality of Altar, Sonora, title 199,045 (one hundred thousand ninety-nine forty-five).


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     (9) Mining exploitation concession on the lot "Eva", located in the
     Municipality of Altar, Sonora, title 212,395 (two hundred thousand twelve three hundred ninety-five).

     (10) Mining exploitation concession on the lot "Mirsa", located in the Municipality of Altar, Sonora, title 212,082 (two hundred thousand twelve eighty-two).

     (11) Mining exploitation concession on the lot "Olga", located in the Municipality of Altar, Sonora, title 212,081 (two hundred thousand twelve eighty-one).

     (12) Mining exploitation concession on the lot "Edna", located in the Municipality of Altar, Sonora, title 212,355 (two hundred thousand twelve three hundred fifty-five).

(D) Except for the Stock Purchase Option Agreement mentioned in Section (D) of clause 10 (ten) of this contract, the lots covered by the Mining Concessions ("the Lots") and the Mining Concessions are free and clear of encumbrances, lawsuits, and ownership limitations, and Santa Rita is up to date in the discharging of obligations imposed to it by the Mining Law and the Federal Fees Act in regard to the Mining Concessions and in regard to the Lots.

(E) It has agreed with Chanate the entering into of a contract or agreement by which Chanate, or the assignee of the Mining Concessions, will allow Santa Rita to explore and exploit the Lots ("the Mining Rights").

(F) It has agreed with FG to combine its efforts and resources, including the Mining Rights, with FG's efforts and resources to continue the exploration and evaluation of the mining potential of the Lots and, if warranted, to extract, process, and sell the ore coming from the same (all of those activities hereinafter called "the Development of the Project" or simply "the Project") as provided herein.

(G) It provided FG with truthful, sufficient, and timely judgment elements so as to allow FG to make an informed and reasoned decision to participate in the Development of the Project and, consequently, in the making of this contract. Notwithstanding the foregoing, Santa Rita has not given and does not give FG any assurance in regard to the viability of the mining business that they will undertake by means of this contract, and Santa Rita likewise has not given and does not give FG any veracity, sufficiency, and opportunity guaranty of the above judgment elements or any guaranty the said judgment elements will necessarily translate themselves in a profitable investment for FG, so Santa Rita shall in no way be responsible if the mining business finally turns out to be non-viable or non-profitable.

(II) FG's:

(A) FG is a Mexican business corporation originally created as Exploraciones Eldorado S.A. de C.V. by notarial instrument number 32,380 (thirty-two thousand three hundred eighty), attested before Roberto Nunez y Bandera, Notary Public number 1 (one), commissioned in Mexico City, on May the 6th (sixth) 1992 (nineteen hundred ninety-two), registered at the mercantile folio 163,819 (one hundred sixty-three thousand eight hundred nineteen), at the Commerce Public Registry of said city, on September the 10th (tenth), 1992 (nineteen hundred ninety-two), and under number 169 (one hundred sixty-nine), in pages 145 (one hundred forty-five) obverse and reverse of the General Book of Corporations of the Mining Public Registry, on September the 23rd (twenty-third), 1992 (nineteen hundred ninety-two), under number 145 (one hundred forty-five), in pages 103 (one hundred three) reverse to 104 (one hundred four) reverse, volume VIII (eight), of the General Book of Partners and Shareholders of Mining Companies, on the same September the 23rd (twenty-third), 1992 (nineteen hundred ninety-two). The above notarial instrument number 32,380 (thirty-two thousand three hundred eighty) was also registered under


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number 9,837 (nine thousand eight hundred thirty-seven), commerce section, volume 20 L 1 (twenty letter "L" one), at the Property and Commerce Public Registry of Hermosillo, Sonora, on July the 11th (eleventh), 1994 (nineteen hundred ninety-four), due to a change of corporate address of the company from Mexico City to Hermosillo, Sonora.

(B) Among other things, its corporate purpose allows it to explore and exploit mining properties and process and sell ore.

(C) FG owns and has a full and undisturbed possession of the machinery and equipment designed for the exploration, mining, and processing of minerals ("the Equipment") described in the Exhibit "1" (one) hereto.

(D) All of the items comprised in the definition of "the Equipment" are free and clear of encumbrances, litigations, and ownership limitations.

(E) It has agreed with Santa Rita to combine its efforts and resources with those of Santa Rita, including the Mining Rights, for Santa Rita to carry out the Development of the Project as provided herein.

(F) FG agrees with Santa Rita's representations in Section (G) of Recital I
(one) of this contract. FG, furthermore, provided Santa Rita with truthful, sufficient, and timely judgment elements so as to allow Santa Rita to make an informed and reasoned decision to participate in the Development of the Project and, consequently, in the making of this contract.

(G) Additionally, its experience and knowledge in regard to the exploration and evaluation of mining properties and in the mining, processing, and marketing of minerals likewise allowed it to make and informed and reasoned decision to participate in the Development of the Project and, consequently, in the making of this contract.

(III) Santa Rita's and FG's:

They mutually acknowledge their existence and the appointments and authority of those who execute this contract on their respective behalf, as their legal counsel reviewed the documents that prove them.

(IV) FG and Santa Rita's representatives:

FG and Santa Rita's representatives represent under oath that their respective appointments and powers and authority have not been rescinded or restricted; that they have all the requisite authorizations to enter into this contract pursuant to the bylaws of their respective principals; and that they, by entering into this contract, do not infringe those bylaws or any resolution of their respective shareholders or any agreement or contract respectively entered into by their principals with third parties or any law or regulation or any other kind of legal provision.

In light of their representations and their respective interests, the parties enter into this Unincorporated Association Contract, binding themselves as indicated in the following


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CLAUSES


1. DIRECT OBJECT.


Santa Rita and FG enter into this contract to set and regulate the terms, interest proportions, and other conditions relating to the Development of the Project, that Santa Rita will carry out with its resources and assets, including the Mining Rights that Santa Rita will acquire from Chanate or from its assignee, and with the contributions to be made to it by FG to the same end.


The expression "the Participants" used herein shall include FG, Santa Rita, and whoever hereafter acquires an interest in the Project in conformity with the same.

The expressions "the Development of the Project" or "the Project" as used in this contract shall mean the mining project known as "El Chanate," made up of the Lots, all of them located in the Municipality of Altar, Sonora. A drawing that shows the location of the Lots is attached as Exhibit "2" hereto.

2. CONSIDERATION FOR THE RIGHT TO PARTICIPATE IN THE DEVELOPMENT OF THE PROJECT.

(A) In consideration for the right that Santa Rita confers on FG to participate in the Development of the Project, upon execution of this contract FG pays to Santa Rita the amount of US$75,000 (seventy-five thousand dollars of the United States of America) ("the Consideration to Participate"), plus US$11,250 (eleven thousand two hundred fifty dollars of the United States of America) as value added tax, by certified check number 1,837 (one thousand eight hundred thirty-seven), dated February the 21st (twenty-first), issued by BBVA Bancomer. By this means Santa Rita grants FG full and releasing payment receipt in regard to the Consideration to Participate.

(B) The payment of the Consideration to Participate and the making of the other contributions to be made by FG to Santa Rita pursuant to this contract shall not give FG any right to the shares issued by Santa Rita or by any of the shareholders, affiliates, or subsidiaries of Santa Rita, and they shall not give FG any right on the Mining Concessions or on any other of Santa Rita's assets or on any of the mining concessions or other assets owned by any of the shareholders, affiliates, or subsidiaries of Santa Rita.

For all purposes of this contract, a "shareholder" of a Participant means any individual or entity who owns shares of the Participant in question, in any proportion; "affiliate" of a Participant means any entity controlled or whose shares are owned in at least a 51% (fifty-one) percent by the shareholder that controls or who owns at least a 51% (fifty-one) percent of the shares of the Participant in question; and "subsidiary" of a Participant means any entity controlled or whose shares in at least a 51% (fifty-one percent) are owned by the Participant in question.

(C) The Consideration to Participate shall not be considered a contribution to the Development of the Project and, therefore, it shall not be reimbursable as provided in section (J) of clause 7 (seven) of this contract or in any other manner whatsoever or by any reason whatsoever.


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(D) The Consideration to Participate shall not give any right or privilege to FG on the Mining Concessions or on the Lots or on the rest of Santa Rita's assets or on the shares issued by Santa Rita, and the Consideration to Participate shall likewise not give FG any privilege or right to FG on the assets of the shareholders, subsidiaries, or affiliates of Santa Rita or on the shares issued by said shareholders, subsidiaries, or affiliates.

3. PHASES IN THE DEVELOPMENT OF THE PROJECT.

(A) The first phase of the Project ("Phase I"), to be concluded at the latest on November 1 (one), 2002 (two thousand two), shall continue the exploration and the evaluation of the mining potential of the Lots started by the previous owners of the Mining Concessions, with the following activities and estimated costs: (i) diamond core drilling, US$60,000 (sixty thousand dollars of the United States of America) and reverse circulation drilling, US$170,000 (one hundred and seventy thousand dollars of the United States of America); (ii) metallurgy, US$50,000 (fifty thousand dollars of the United States of America); and (iii) contingent and working capital, US$50,000 (fifty thousand dollars of the United States of America), for an aggregate of US$330,000 (three hundred thirty thousand dollars of the United States of America).

The participation of FG and Santa Rita in Phase I shall be binding.

(B) In the second phase of the Project ("Phase II"), to be started at the latest on November 1 (one), 2002 (two thousand two) and concluded at the latest on March 1 (one), 2003 (two thousand three), the exploration and the evaluation of the mining potential of the Lots shall enter into a second stage, with the following activities and estimated costs: (i) surveying, US$10,000 (ten thousand dollars of the United States of America); (ii) geotechnical, US$10,000 (ten thousand dollars of the United States of America); (iii) hydrology, US$30,000 (thirty thousand dollars of the United States of America); (iv) environmental permitting and negotiation of rights of way, US$50,000 (fifty thousand dollars of the United States of America); (v) feasibility study preparation, US$200,000 (two hundred thousand dollars of the United States of America); and (vi) contingent and working capital, US$50,000 (fifty thousand dollars of the United States of America), for an aggregate of US$350,000 (three hundred fifty thousand dollars of the United States of America).

The Participants may opt to initiate or not to initiate Phase II, depending on the drilling and metallurgical results obtained in Phase I, in both Participants' judgment, but once they agree to initiate it, their participation in that Phase II shall be binding, save as otherwise expressly stipulated in this contract. The interest of the Participant that decides not to participate in Phase II shall be subject to dilution as provided in Clause 8 (eight) of this contract.

(C) In the third phase of the Project ("Phase III"), FG shall transfer to Santa Rita the ownership and the possession of those items that make up the Equipment which are necessary for the Development of the Project pursuant to the feasibility study mentioned in Clause 3 (three) Section (B) subdivision (v)
(five) of this contract ("the Equipment Effectively Contributed"), in optimal state of maintenance and working conditions and free and clear of encumbrances, litigations, and ownership limitations, together with the original facturas that document each item ("the Fourth Contribution of FG"). The transfer provided in this Section shall be subject to the suspensive condition that the finance mentioned in Clause 5 (five) Section (A) be obtained. If the condition is fulfilled, its effects shall be deemed to have taken effect on the date on which the transfer was executed. The transfer shall be deemed ineffective if the above suspensive condition is not met.


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The transfer of ownership and possession of the Equipment Effectively
Contributed to Santa Rita, subject to the suspensive condition mentioned in the immediately preceding paragraph, shall be made before a Notary Public at the latest on March the 2nd (second), 2003 (two thousand three), and the resulting notarial instrument shall be recorded at the competent Public Commerce Registry. The fees and expenses associated with that transfer and the recording fees shall be paid by FG and Santa Rita in proportion to their respective interest shares in the Project resulting after the above transfer has been effected.

FG shall move to and install the Equipment Effectively Contributed at the mine site at the Project's costs, with financed funds.

(D) In the fourth stage of the Project ("Phase IV"), Santa Rita (i) shall build an access road ("the Access Road") of sufficient quality in a location deemed appropriate by FG and Santa Rita, (ii) shall purchase water extraction rights or obtain water extraction concessions in number and volumes sufficient for the operation of the mine and for the processing of ore in all of its stages, and shall register all those acts ("the Water Rights"), and (iii) shall drill, equip, and habilitate the necessary wells to that effect ("the Habilitations"). Santa Rita shall grant Chanate or its assignee the option to purchase the Water Rights, and, if Chanate or its assignee elects to purchase them, it shall assign to Santa Rita the exercise of the said Water Rights in the contract mentioned in Clause 6 (six) Section (A) or in an amendment thereto, likewise for the duration of the Project.

Phase IV shall start at the latest on the business day following the day on which the finance mentioned in Clause 5 (five) Section (A) has been obtained.

The participation of FG and Santa Rita in Phase IV shall be binding, save as otherwise expressly stipulated in this contract, among which is the provisions contained in Clause 5 (five) Section (C) and 14 (fourteen) Section (A)(8).

(E) The fifth phase of the Project ("Phase V") shall be for the exploitation, processing, and sale of the mineral at a commercial scale.

FG and Santa Rita shall combine and coordinate their efforts and resources, in proportion to their respective interests in the Project, so that the extraction, production, and processing of ore reaches its optimal level ("the Optimal Level of Production") in a term of 3 (three) months from its inception. Which that Optimal Level of Production shall be shall be determined by FG and Santa Rita during or upon the conclusion of Phase II.

4. CONTRIBUTIONS OF FG TO SANTA RITA AND CONTRIBUTIONS OF SANTA RITA FOR THE DEVELOPMENT OF THE PROJECT AND SHARES OR INTEREST THAT FG SHALL EARN IN THE PROJECT.

(A) On or before March 15 (fifteen), 2002 (two thousand two), FG shall contribute to Santa Rita, in the form of full ownership transfer, the first US$75,000 (seventy-five thousand dollars of the United States of America) needed to cover the estimated costs of Phase I ("the First Contribution of FG"). Santa Rita shall use the First Contribution of FG preferably to pay the diamond core drilling.

In consideration for the First Contribution of FG, FG shall be deemed the legal owner of a share of 30% (thirty per cent) in the Project.

In addition to the First Contribution of FG, FG shall contribute to Santa Rita, in the form of a full ownership transfer, an amount equal to the rest of the estimated cost of the activities of Phase I ("the Second Contribution of FG").


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In consideration for the Second Contribution of FG, FG shall be deemed the legal owner of an additional share of 1% (one per cent) in the Project once Phase I of the Project has been concluded at FG and Santa Rita's satisfaction.

Santa Rita shall pay the other half of the rest of the estimated cost of the activities of Phase I.

(B) FG shall contribute to Santa Rita, in the form of a full ownership transfer, an amount equal to half of the estimated cost of the activities of Phase II ("the Third Contribution of FG"), and Santa Rita shall pay the other half of the said cost.

In consideration for the Third Contribution of FG, FG shall be deemed the legal owner of an additional share of 2% (two per cent) in the Project once Phase II has been concluded at FG and Santa Rita' satisfaction.

(C) In consideration for the Fourth Contribution of FG, FG shall be deemed the legal owner of an additional share of 4% (four per cent) in the Project.

(D) Once Phase IV has been concluded, to both FG and Santa Rita's satisfaction, FG shall be deemed the legal owner of an additional share of 3% (three per cent) in the Project.

(E) Once that, in Phase V, the Optimal Level of Production has been reached, in both Participants' judgment, FG shall be deemed the legal owner of an additional share of 5% (five percent) in the Project.

(F) If after FG and Santa Rita have agreed to initiate Phase II of the Project and after FG has been deemed the legal owner of the interest of 30% (thirty percent) mentioned in the second paragraph of Section (A) of Clause 4 (four) of this contract, FG does not wish to participate or cannot continue participating in the Development of the Project, Santa Rita shall have the option to purchase the said interest of 30% (thirty percent) from FG for a price of US$127,500 (one hundred twenty-seven thousand five hundred dollars of the United States of America) ("the Option").

Santa Rita shall have a term of 45 (forty-five) business days ("the Option Term") to decide whether or not it will exercise the Option, computed from the next business day following the day on which it has received notice from FG to the effect that FG has decided not to continue participating in the Development of the Project. FG shall be considered in liberty to sell that interest of 30% (thirty percent) in the Project to any other person or entity if Santa Rita (i) within the Option Term notifies FG that it will not exercise the Option, or (ii) fails to notify to FG within the Option Term whether or not it will exercise the Option, or (iii) fails to pay FG the purchase price stipulated in the immediately preceding paragraph within a term of 15 (fifteen) business days following the lapse of the Option Term in the event Santa Rita has notified FG within the Option Term that it has exercised the Option.


(G) None of FG's contributions to the Project shall give any right or privilege to FG on the Mining Concessions or on the Lots or on the rest of Santa Rita's assets or on the shares issued by Santa Rita, and none of said contributions shall give FG any privilege or right to FG on the assets of the shareholders, subsidiaries, or affiliates of Santa Rita or on the shares issued by said shareholders, subsidiaries, or affiliates.


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(H) Santa Rita shall give FG a right of first refusal to perform the reverse circulation drilling and the metallurgical testing and to render the construction services required by the Project, on equal terms and conditions respecting price, time, and quality. The rendering of those services shall not convert FG labor or service partner of the Project.

5. SPECIFIC ISSUES IN REGARD TO PHASE IV.

(A) The Participants shall combine and coordinate efforts and resources, in proportion to their respective interests in the Project, in order to get Santa Rita to obtain financing to carry out Phase IV. If it were required by the lenders, FG and Santa Rita or their respective shareholders, or FG and Santa Rita and their respective shareholders, shall guarantee the repayment of that financing in proportion to the respective interests of FG and Santa Rita in the Project.

(B) Santa Rita shall utilize the financing mentioned in the immediately preceding Section to build the Access Road, to purchase the Water Rights (if they are not purchase by the owner of the Mining Concessions), and to carry out the Habilitations.

(C) If the financing that is the subject matter of this Clause is not obtained at the latest on September the 1st (first) of 2003 (two thousand three), the Project shall dissolve as provided in Clause 14 (fourteen) Section (A)(8), or else the Project shall be carried out with Additional Contributions, as defined in this contract.

6. SANTA RITA'S OBLIGATIONS.

In addition to other obligations on its part to be performed pursuant to this contract, Santa Rita shall have the following:

(A) At the latest on March the 15th (fifteen), 2002 (two thousand two), Santa Rita shall enter into with Chanate, or with the assignee of the Mining Concessions, the contract or agreement mentioned in Section (E) of Recital I
(one), by which Chanate or its assignee shall permit Santa Rita, for the duration of the Project, (i) the exploration and exploitation of the Lots for the purposes stipulated in this contract and (ii) the use and enjoyment of the surface land where the Lots are located for the purposes stipulated in this contract, which surface land is actually owned by Chanate; all of the above likewise subject to what has been agreed in Section (D) of clause 3 (three) in regard to Water Rights. If the said agreement is not entered into, the Project shall terminate for the cause provided in Clause 14 (fourteen) Section (A)(1) of this contract, and Santa Rita shall reimburse FG, within the term provided in this Section, the Consideration to Participate and the value added tax on the same, payable free of interest and of penalties or discounts to FG.

The term mentioned in this Section shall be solely for the making of the contract in question in a preliminary or private form, subject to its being formalized before a Notary Public and to its being registered and noticed as required by the law in due course.

The payments due to Chanate or to its assignee in regard to the contract provided in this Section shall be at Santa Rita's exclusive cost, save (i) the payments required to keep the Mining Concessions in good standing as provided in the Mining Law and its Regulations and (ii) the payments required to keep the Water Rights in good standing as provided by the applicable provisions, which payments shall be deemed operational expenses and, consequently, shall be at the Project's exclusive cost.

(B) Santa Rita shall carry out the five phases of the Project and, in general, it shall operate the mine, in its capacity as active member.


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(C) Prior to the making of the most important decisions in regard to the
Development of the Project, Santa Rita will let itself advise by a technical committee ("the Technical Committee") composed by an odd number of members. Santa Rita shall always have the right to designate the majority of the members of the Technical Committee, and the Technical Committee shall always pass its resolutions by a majority of votes. Santa Rita shall decide which of the members named by it shall act as President of the Technical Committee. The Technical Committee, in turn, may let itself be advised by external experts.

The Technical Committee shall meet monthly or with the periodicity agreed upon by its members or at the express request of any of FG and Santa Rita, at the mine site or at any other place selected by its members. The Technical Committee may also deliberate and decide over the phone or by any other electronic means, and its President or the member of the Committee selected by the President shall put together a minutes of all its meetings that shall be signed by the President and the other members who wish to do it.

(D) Santa Rita shall appoint a Project Manager who shall have the authority and power granted him by Santa Rita, excluding authority to perform ownership acts and to bind Santa Rita or the concern as accommodation endorser, surety, or joint and several obligor. The Project Manager shall be under Santa Rita's orders and instructions in regard to his administrative authority and functions, and shall serve as the liaison between FG and Santa Rita in regard to the Project.

(E) Santa Rita shall request, obtain, and renew, in its name, all the permits, consents, licenses, concessions, authorizations, approvals, and opinions that may be required for the carrying out of the five phases of the Project and, in general, for the operation of the mine.

(F) Santa Rita shall timely fulfill the obligations and timely exercise the rights imposed and afforded by the laws, regulations, official standards, and other administrative provisions relating to the Development of the Project, without prejudice to its right to oppose by every legal means to the application of the said laws, regulations, official standards, and other administrative provisions when in its judgment they affect negatively the interests of the Project or its functions or obligations as active member thereof.

(G) Santa Rita, consistent with the terms of the contract or agreement that it enters into with Chanate or with its assignee in regard with the Mining Rights, shall pay timely the mining taxes applicable to the Mining Concessions and, in general, it shall discharge timely the obligations imposed to Santa Rita by the Mining Law and its Regulations in regard to the said Mining Concessions in order to keep them in good standing.

(H) Santa Rita shall maintain the Mining Concessions free and clear of encumbrances, litigations, and ownership limitations, unless the same must be encumbered to guarantee the payment of the financing obtained by Santa Rita in order to carry out the Development of the Project, in which case Santa Rita will have the Mining Concessions encumbered by their owner.

(I) Santa Rita shall carry out the Development of the Project in accordance with the applicable Mexican official norms and, if there are no such norms, in accordance with the standard practices and parameters. Santa Rita shall also maintain the other assets dedicated to the carrying out of the different phases of the Project, including the Equipment Effectively Contributed, free and clear of encumbrances, litigations, and ownership limitations, unless the same must be encumbered to guarantee the payment of the financing obtained by Santa Rita in order to carry out the Development of the Project.


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(J) Santa Rita shall keep the Equipment Effectively Contributed in good working and operating conditions, normal wear and tear excepted, and it shall utilize it only in the Development of the Project, unless it is convenient to utilize it in other tasks for duly justified business reasons, after prior consultation of the issue with FG and with the Technical Committee.

(K) Santa Rita shall fulfill timely all the obligations imposed to it by the Income Tax Law and by other applicable tax laws, regulations, and provisions, without prejudice to its right to oppose by every legal means to the application of the said laws, regulations, and provisions when in its judgment they affect negatively the interests of the Project or its functions or obligations as active member thereof.

(L) Notwithstanding that it has not given and that it does not give FG any assurance in regard to the profitability of the Project, and notwithstanding that it has not promised or guarantied and that it does not guarantee FG any profits or proceeds from the same, Santa Rita shall act diligently and devotedly to try to get the concern to make profits, given the market conditions and other factors that determine the viability of all mining businesses, but it shall not be responsible for circumstances beyond its control or for Acts of God or for force majeure, without detriment of the covenant contained in Clause 18 (eighteen). Consequently, Santa Rita shall not be responsible to FG or to any other person in the event the Project does not make profits, unless the failure to make profits is due to duly proved gross negligence of Santa Rita and always considering the above-mentioned factors that determine the viability of all mining businesses.

7. PROFITS AND LOSSES AND OTHER RESOLUTIONS OF THE MEETING OF PARTICIPANTS.

In addition to other matters reserved to it by this contract, the meeting of the participants shall pass resolutions on profits and losses, on expenses and investment budgets, and on other matters of concern for the Project, abiding by the provisions contained in this contract in regard to functions, liabilities, rights, and obligations of the Participants.

As President and Secretary of the meeting of participants shall perform those designated as such by the Participants who own a majority of interests in the Project.

The resolutions on profits or losses made in the Development of the Project and other resolutions of the meeting of participants shall be governed by these rules:

(A) Santa Rita shall determine the profits and losses of each business year for the Project as mandated by the Mexican generally accepted accounting principles, with abidance by what is provided in Section (J) of this Clause.

Whenever this contract mentions resolutions on distribution of profits, it shall be understood that the mention is to financial and not to fiscal profits.

(B) The business years of the concern shall be annual, and they shall begin on January 1st (first) and end on December 31st (thirty-first) of each year, save the first one, which shall be irregular and shall run from the date this contract was executed to December the 31st (thirty-first) of the year 2002 (two thousand two).

(C) Santa Rita shall not undertake a business different from the Development of the Project, without detriment to the stipulation contained in Section (J) of clause 6 (six).

(D) Santa Rita shall prepare and deliver to FG the balance sheet and the other financial statements of the business year ("the Annual Balance") at the latest within the three months following the end of each business year. The accounting records and the documentary back up shall remain at Santa Rita's tax address located at Tehuantepec 114 (one hundred fourteen), Suite 8 (eight), Colonia Centenario, Hermosillo, Sonora 83260, from the next business day following the day on which FG has received from Santa Rita the Annual Balance, to be reviewed and examined by the accountants and advisors of FG, at FG's exclusive expense, at the said tax address during business days and hours, with previous notice given to Santa Rita at least with 48 (forty-eight) hours in advance that they intend to make that examination.

(E) Together with the Annual Balance, Santa Rita shall deliver to FG a call for the annual meeting of the Participants dealt with in Section (H) of this Clause ("the Annual Meeting"), which call shall indicate with precision the place where, the day on which, and the hour at which it shall take place plus the agenda. At FG's request, the Annual Meeting may discuss and decide on issues not listed in its agenda.

(F) FG shall be entitled to make remarks in regard to or to object to the Annual Balance within 30 (thirty) calendar days following the day on which Santa Rita has delivered it to FG, expressing with clarity and precision why it makes the above remarks and objections and providing Santa Rita with the information required to evaluate them. FG shall express its remarks and objections in writing, and it shall deliver them to the Project Manager at least 7 (seven) calendar days prior to the holding of the Annual Meeting.

(G) The Annual Balance shall be deemed approved by FG in the event FG fails to present the Project Manager its remarks or observations as provided in the immediately preceding section.

(H) The Annual Meeting shall be held at the latest on the last Wednesday of April of each year to pass whatever resolutions it may deem convenient in regard to the profits or losses of the business year just ended.

(I) The resolutions on approval of the Annual Balance, distribution of profits or their reinvestment or their use in the amortization of losses or in the creation or reconstitution of reserves and on other matters of interest for the Project discussed in the Annual Meeting shall be passed by a majority of interests, and the resolutions thus passed shall be valid in relation to and obligate absentees and dissidents, without detriment to the observation and objection rights set forth in Section (F) of this clause 7 (seven) and the separation right provided in Section (A) of Clause 15 (fifteen).

(J) Prior to the distribution of profits to the Participants, Santa Rita will discharge the obligations assumed by Chanate in regard to the Stock Purchase Option Agreement referred to in Section (D) of Clause 10 (ten) of this contract.

(K) The profits, when the Annual Meeting does not decide to apply them to other ends, and the losses shall be distributed among the Participants in strict proportion to their respective interests in the Project.

(L) The Project shall not have and shall be understood without labor or services partners; consequently, none of the Participants shall have an automatic right to half of the profits, and none of the Participants shall be exempt from taking its proportional share in the losses of the business year. The services or the labor that, if that is the case, any of the Participants renders to the Project in no event shall make it a labor or services partner; they shall be compensated to the provider as if it had no interest in the Project and as provided in the Period's Budget.

(M) The losses attributable to the Participants in no event shall be superior to the value of their respective interests in the Project.

(N) In addition to the right to receive profits, when decreed pursuant to this contract, Santa Rita shall be entitled to a compensation for the administration, carrying out, and operation of the Project. The above compensation shall be set annually by the Annual Meeting, may be paid on a monthly basis, and shall be charged to the general expenses or overhead account, regardless of whether or not there are distributable profits.

In addition to the right to receive profits, when decreed pursuant to this contract, FG shall also be entitled to a compensation for supervising and advising the Project. The above compensation shall be set annually by the Annual Meeting, may be paid on a monthly basis, and shall be charged to the general expenses or overhead account, regardless of whether or not there are distributable profits.

The services provided in this Section shall not convert Santa Rita or FG labor or service partner of the Project.

(O) No profit distribution shall be decreed if they are not actually made and shown as such in the Annual Balance.

(P) No distribution of profits shall be made while the losses incurred in one or more previous business years have not been restored or absorbed by the application of other item of the net assets, or while the said losses have not been amortized or compensated with additional contributions from the Participants. Any advance payment or distribution of profits made in infringement of this Section may be recovered from whom it has received it or its reimbursement may be demanded from whom it has paid it, and whoever has received it and whoever has paid it shall be jointly and severally obligated for the reimbursement of the said advance payments and distributions.

(Q) Out of the net profits of the business year, a 5% (five percent) shall be separated, as a minimum, to create a reserve fund, until this reaches one fifth of the capital dedicated by the association to the Development of the Project. The reserve fund must be recreated in the same manner when it diminishes by any reason whatsoever.

(R) Santa Rita shall prepare and deliver to FG a monthly balance at the latest within the month following the lapse of each calendar month. The accounting records and back up of each monthly balance shall remain at FG's disposal as, where, and for the uses provided in Section (D) of this Clause.

(S) The profits distributable to FG shall be paid to it at Santa Rita's tax address indicated in Section (D) of this Clause.

(T) The expenses and investments budget (hereinbefore and hereinafter called "the Period's Budget") may be annual or for a shorter period, as resolved by the meeting of participants. Santa Rita shall deliver or send to FG the draft Period's Budget at least 15 (fifteen) calendar days ahead of the date on which it will be discussed and approved. The Period's Budget shall include only expenses that benefit the Project directly, unless the Participants decide otherwise. The Project shall not pay charges coming from the shareholders of the Participants different from the ones provided herein or different from the ones expressly and previously authorized by both Participants.

(U) Nothing shall prevent the Participants from holding meetings with a periodicity different from the annual one and the meeting thus convened from passing resolutions on matters that concern the Annual Meeting, except those relating to profits and losses, that shall be reserved to the Annual Meeting. The Participants may also deliberate and decide over the phone or by any other electronic means, and their resolutions thus passed shall have the same validity.

(V) A minutes of all meetings of the Participants shall be put together, which minutes shall set forth the place at, the hour at and the day on which it was held, the attendants to the same and their respective interests in the Project, the resolutions passed, which shall be literally transcribed, whatever may be conducive to the perfect knowledge of the resolutions passed, and other things that the Participants may wish to set forth in the minutes. A minutes shall also be put together of all deliberations conducted and resolutions passed by electronic means, and the minutes for said deliberations and resolutions shall contain the information mentioned in this Section as pertinent to the said minutes. All of the attendees must sign and return to Santa Rita the minutes mentioned in this Section.

8. ADDITIONAL CONTRIBUTIONS.

(A) With abidance by the stipulations in this Clause, the meeting of the Participants may resolve that the Participants make additional contributions ("the Additional Contributions") to the ones they undertake to make pursuant to this contract in order to carry out the Development of the Project. The Additional Contributions shall be utilized to make the payments and investments budgeted in the Period's Budget.

(B) Any one of the Participants ("the Waiving Participant") may waive its right to make the Additional Contributions budgeted in any Period's Budget or may make them in an amount lesser than the proportional that it should, in which case the non-waiving Participant shall be entitled to make the Additional Contributions that the Waiving Participant fails to make, with the consequent dilution of the Waiving Participant's interest in the Project. The Participants shall have a term of 30 (thirty) calendar days to decide whether or not they will make the Additional Contributions relating to the Period's Budget, from the business day following the meeting of the Participants that resolved the Additional Contributions to be made. After the above period has lapsed without the Participants' having communicated to the other Participants that they will make those Additional Contributions or after 15 (fifteen) calendar days have lapsed without the Additional Contributions having been made, from the day on which they assumed the obligation to make them, it shall be understood that the right to make them has been irrevocably waived, with the consequent dilution of the Waiving Participants' interest. The interest of the Waiving Participant in the Project shall be deemed diluted in the proportion corresponding to the amount that the Waiving Participant failed to contribute plus the proportion corresponding to a 10% (ten percent) of the sum it failed to contribute, and the Make-Up Amount provided in Section (D) of this Clause shall be added with an amount equal to that additional 10% (ten percent).

(C) Should more than one Participant want to make the Additional Contributions that the Waiving Participant decided not to make, the right to make them shall belong to all of them in proportion to their respective interests in the Project.

(D) The Waiving Participant shall have 30 (thirty) calendar days or the number of days agreed upon by the Participants to reacquire the interest share that it has lost as a consequence of the dilution provided in Section (B) of this Clause, by making an Additional Contribution ("the Make-Up Amount") to the Period's Budget of the period following the period in which the Waiving Participant has been diluted, which Make-Up Amount must be equal to: (i) an amount equal to that which the Waiving Participant should have proportionally contributed to pay expenses and investments actually made and carried out in the period in which it was diluted, less (ii) an amount equal to the funds, if any, the Waiving Participant has contributed to pay his proportional share of expenses and investment budgeted in the period in which it was diluted, plus (iii) an amount ("the Liquidated Damages") equal to 25% (twenty-five percent) of the difference between the amounts indicated in Subsections (i) and (ii) of this Section. Upon delivery of the Make-Up Amount, the interests of the Participants shall be deemed readjusted to the corresponding proportions, without considering the Liquidated Damages an Additional Contribution. Notwithstanding what has been provided in Clause 10
(ten), the right to reacquire a share of interest that has been lost as indicated in Section (B) of this Clause shall be personal of the Waiving Participant, and it shall not be transferable or assigned to any other person, except to its shareholders, affiliates, or subsidiaries together with the interest in the Project belonging to the Waiving Participant as permitted in this contract.

The Make-Up Amount shall always be sufficient for the Waiving Participant to reacquire the interest share that it has lost as a consequence of the dilution, and it shall include the additional 10% (ten percent) provided in Section (B) of this Clause.

(E) Prior to the entering into of this contract, Santa Rita, directly or through its shareholders, affiliates, or subsidiaries, contributed to the Project US$600,000 (six hundred thousand dollars of the United States of America). Consequently, Santa Rita's interest in the Project shall not be diluted as provided in this Clause or in any other manner whatsoever before FG's contributions get to amount to the same sum of US$600,000 (six hundred thousand dollars of the United States of America) and only in the event that Santa Rita fails to make the Additional Contributions. This Section shall not be interpreted as obligating FG to make Additional Contributions in the sum of US$600,000 (six hundred thousand dollars of the United States of America).

FG may be diluted as provided in this Clause from the day on which it shall be deemed the owner of a interest of 30% (thirty percent) in the Project pursuant to the stipulation contained in Clause 4 (four) Section (A).

(F) When the interest of any of the parties ("the Residual Participant") gets diluted to a 10% (ten percent) or to a percent lower than that 10% (ten percent) (both hereinafter called "the Residual Percentage") by virtue of the dilutions permitted by this Clause, the other Participants shall have the option ("the Option") to purchase from the Residual Participant the Residual Percentage for a price equal to 50% (fifty percent) of its value, in proportion to the interest in the Project that each one of the interested Participants have to purchase it.

The interested in purchasing the Residual Percentage shall have a term of 45 (forty-five) calendar days ("the Option Term") to decide whether or not they will exercise the Option, counted from the business day following the day on which the interest of the Residual Participant reaches the Residual Percentage. The Residual Participant shall be free to sell the Residual Percentage to any other person or entity if the other Participants (i) notify the Residual Participant within the Option Term that they will not exercise the Option, or
(ii) fail to notify the Residual Participant within the Option Term whether or not they will exercise the Option, or (iii) fail to pay to the Residual Participant the price of the Residual Percentage within a term of 15 (fifteen) business days immediately following the lapse of the Option Term in the event that any or all of the Participants have notified the Residual Participant during the Option Term that they have not exercised the Option.

9. FG'S COMPTROLLER.

(A) In addition to the right granted to it by Section (D) of Clause 7 (seven), FG may, at its exclusive expense, appoint a comptroller to oversee Santa Rita's performance. The comptroller may at all times examine the state of the Project administration and the documents of the same; he may also express the remarks and objections that he may deem convenient, with abidance by the provision of Section (F) of Clause 7 (seven).

(B) In the performance of his functions, the comptroller shall not obstruct or hinder or hamper Santa Rita's works or those of its directors, officers, employees, attorneys in fact, contractors, and consultants.

10. ASSIGNMENT OF RIGHTS AND OBLIGATIONS AND OF INTERESTS.

(A) None of the Participants may be entitled to assign its interest in the Project without having granted the other Participants a right of first refusal to purchase it pursuant to the immediately following Section of this Clause, unless the assignment is made to a subsidiary, affiliate, or shareholder of the assigning party, in which case the assignor shall respond unlimitedly and jointly and severally with the assignee of the fulfillment of the obligations and commitments of the assignee. The right of first refusal provided in this Clause shall likewise not be granted when the assignment of the interest in the Project is to be done, totally or partially in regard to any merger, split or reorganization of the interest group to which the assignor belongs or when the interest is to be assigned, totally or partially, as collateral in regard to any financing obtained by the assignor in connection with the Development of the Project.

(B) The right of first refusal provided in the immediately preceding Section shall be governed by these rules:

(1) The Participant wishing to assign its interest in the Project ("the Assigning Party") to an individual or entity different from any of its subsidiaries, affiliates, or shareholders or in a case different from the ones specified in the last paragraph of Section (A) of this Clause, shall give written notice to the other Participants that it has received a good faith offer to purchase its interest ("the Offer Notice"), indicating the name of the offerer ("the Offerer"), the price offered, and the time in which the price will be paid pursuant to the offer ("the Offer") of the Offerer.

(2) The receiving Participant ("the Receiving Party") of the Offer Notice shall have 30 (thirty) calendar days ("the Exercise Term"), counted from the day following that on which he receives the Offer Notice, to notify in writing to the Assigning Party whether it will exercise ("the Exercise Notice") or not exercise ("the Non-Exercise Notice") his preference right to purchase the interest.

(3) If the Receiving Party gives Exercise Notice to the Assigning Party within the Exercise Term, the assignment between the Assigning Party and the Receiving Party shall be entered into within the 15 (fifteen) calendar days ("the Formalization Term") following the date of reception of the Exercise Notice by the Assigning Party.

(4) If the Receiving Party gives an Exercise Notice to the Assigning Party within the Exercise Term, the Assigning Party shall assign its interest in the Project to the Receiving Party at the same price and under the same conditions under which it would have sold it to the Offerer.

(5) If the Receiving Party (i) does not purchase the interest in the Project from the Assigning Party within the Formalization Term in spite of having given an Exercise Notice to the Assigning Party; or (ii) gives a Non-Exercise Notice to the Assigning Party within the Exercise Term; or

(iii) fails to give to the Assigning Party any notice within the Exercise Term, then the Assigning Party shall be free to sell its interest in the Project to the Offerer in the terms specified in the Offer.

(6) If more than one Participant wants to exercise the right of preference, the said right of preference shall belong to all of them in proportion to their respective interests in the Project.

(C) The rights and obligations of the Participants and their respective interests in the Project shall be indivisible. Consequently, none of the Participants shall be entitled to assign its rights or obligations, or both, under this contract, if it does not assign its interest in the Project too.

(D) Santa Rita shall not be obligated to grant FG the right of first refusal to purchase a 51% (fifty-one percent) of Santa Rita's interest in the Project in the event AngloGold (Jerritt Canyon) Corp. y AngloGold North America Inc. (hereinafter collectively "AngloGold") wish to exercise the option to acquire that interest of 51% (fifty-one percent) pursuant to Section 6.7 of a Stock Purchase Option Agreement (the "Stock Purchase Option Agreement") entered into those corporations, as sellers, and Leadville Mining & Milling Corporation and Leadville Mining & Milling Holding Corporation, as buyers, on December 15 (fifteen), 2000 (two thousand), in regard, among other things, to the shares issued by Minera Chanate S.A. de C.V., from which Santa Rita purchased the Mining Concessions. An authentic copy of the said Stock Purchase Option Agreement is attached to this contract as Exhibit "3" hereto. If AngloGold acquires the 51% (fifty-one percent) mentioned in this Section, (i) Santa Rita and FG shall keep the remainder interest in the Project in the percentages corresponding to each one of them pursuant to this contract and (ii) Santa Rita shall negotiate on its own behalf and on behalf of FG the new associative arrangement that shall serve as a vehicle for the Development of the Project, pursuant to Section 6.7(d) of the Stock Purchase Option Agreement. At all times, whether AngloGold does acquire or does not acquire the above-mentioned 51% (fifty-one percent) in the Project, FG and Santa Rita shall exercise their rights and fulfill their obligations provided in this contract and in any amendment thereto in a manner consistent with the rights of AngloGold derived from the Stock Purchase Option Agreement, and they shall not take any action or incur in any omission infringing those rights, in the strictest terms of the Stock Purchase Option Agreement.

(E) Notwithstanding what is provided in the other Sections of this Clause, the Assigning Party need not have a concrete Offer or a concrete Offerer to grant to the other Participants the right of first refusal to purchase its interest in the Project, in which case it shall suffice that the Assigning Party gives written notice to the other Participants that it wishes to sell its interest in the Project, after the which the right of first refusal of the other Participants to purchase that interest shall be governed by the other Sections of this Clause to the extent that they were applicable.

11. ADMISSION OF NEW PARTICIPANTS IN THE PROJECT.

(A) For the admission of new participants in the Project the consent of those participants representing the majority of interests in the same shall suffice.

(B) The new participants in the Project shall undertake, expressly and in writing, to abide strictly by the terms of this contract.

(C) No new participant in the Project shall be admitted if prior to that the already-existing participants are not granted a right of first refusal to make the new or additional contributions that the Development of the Project requires. For the exercise of that right of preference the procedure and the terms set out in Section (B) of the preceding clause shall apply, with the necessary changes to facilitate the application of the said procedure.

12. BUSINESSES OF THE SAME KIND.

(A) The Participants shall be entitled to participate in Mexican mining businesses different from the one that is the matter of this contract and likewise shall be entitled to participate in Mexican corporations or partnerships that carry them out, unless any of the above is directly detrimental to the Project.

(B) The prohibition set forth in the immediately preceding Section shall extend
(i) to all kinds of share ownerships or of portions of interest or of other forms of interests or of participations in entities, business or civil, "asociaciones en participacion", unincorporated associations, trusts, joint ventures, cooperatives, and any other type of associative instruments or legal arrangements; (ii) to the administrative, overseeing, or consultation bodies of all the above entities, business or civil, "asociaciones en participacion", unincorporated associations, trusts, joint ventures, cooperatives, and any other type of associative instruments or legal arrangements; (iii) to other kinds of associative instruments or legal arrangements; and (iv) to any type of contracts or agreements by which the control or the right to participate in any of the entities, contracts, legal arrangements, or instruments mentioned in this
Section is acquired.

(C) This Clause does not bind the shareholders, affiliates, or subsidiaries of the Participants.

13. SEPARATION RIGHTS.

Save for what has been agreed in Section (A) of clause 15 (fifteen) and for what has been agreed in Clause 6 (six) Section (A) in regard to the reimbursement of its Consideration to Participate and to the value added tax on the said Consideration, none of the Participants shall be entitled to obtain the total or partial reimbursement of its contributions or to separate, regardless of the reason, cause, or motive therefore.

14. DISSOLUTION AND LIQUIDATION OF THE CONCERN.

The concern formed by this contract shall dissolve and liquidate in abidance by these rules:

(A) It shall dissolve

     (1) because the purpose for which it was created can no longer be achieved or because the said purpose has been consummated;

     (2) because of continued non-profitability;

     (3) because the Participants have so resolved in conformity with what is stipulated in Section (I) of Clause 7 (seven);

     (4) because the shares of interest in the Project end up being owned by one participant;

     (5) because of the loss of two thirds of the assets utilized to carry out the activities of the concern, unless the Participants decide to restore them;

     (6) by the lapse of 20 (twenty) years from the date on which this contract was executed and delivered if before the lapse of that term no other termination event provided in this Clause has materialized; and

     (7) In the event provided in Section (B)(12) of Clause 19 (nineteen); and

     (8) In the event provided in Clause 5 (five) Section (C).

The issue whether or not any of the dissolution events has occurred may be settled as set out in Clause 19 (nineteen) of this contract.

(B) The concern shall not dissolve by the death, inability, or dissolution and liquidation of any of the Participants or by rescission of this contract in regard to one or more of the Participants.

(C) Once dissolved, the concern shall be put in state of liquidation.

(D) The liquidation of the concern shall be made by Santa Rita.

(E) Santa Rita shall be understood in office for the purposes of the liquidation from the time the concern is put in state of liquidation.

(F) The liquidation of the concern shall be practiced following the resolutions passed by the Participants when the dissolution is approved. If none of such rules is passed, the liquidator shall have this authority:

     (1) it shall inventory the concern's assets and liabilities;

     (2)  it  shall  conclude  the  Project's   operations   that  had  remained
     outstanding as of the dissolution;

     (3) it shall collect what is owed to Santa Rita and shall settle what it owes in regard to the Project;

     (4) it shall sell the assets dedicated to the operation of the mine;

     (5) it shall liquidate each Participants' share in the credit balance of the concern;

     (6) it shall put together the liquidation final balance and shall submit it to the discussion and approval of the Participants as provided in Section
     (I) of Clause 7 (seven) hereof;

     (7) it shall deposit the final balance, once approved, with the Public Commerce Registry; and

     (8) once the liquidation is concluded, it shall obtain from the Public Commerce Registry the cancellation of this contract's recording.

(G) No total or partial delivery of the Participants' share in the credit balance shall be made while the concern's debts are not paid or extinguished or while its amount has not been deposited if their payment were not possible by any reason.

(H) The liquidator shall maintain in deposit the records and documents of the concern during 10 (ten) years after the date on which the liquidation is concluded.

(I) Once the debts of the concern have been settled, the remainder shall be distributed among the Participants with abidance by these rules, unless the Participants decide to do it otherwise pursuant to what has been agreed in Section (I) of Clause 7 (seven) of this contract; to wit:

     (1) If the assets that compose the credit balance are easily divisible, they shall be apportioned in proportion to the interest of each Participant in the common assets. Out of those common assets, the Equipment Effectively Contributed shall be excluded, which Equipment shall remain as Santa Rita's exclusive property and, therefore, shall not be considered a part of the credit balance distributable among the Participants.

     (2) If the assets were of diverse nature, they shall be fractioned in the respective proportional shares, and the Participants shall compensate among themselves any difference that there might result.

     (3) Once the lots have been formed, the liquidator shall call the Participants to a meeting in which they will be informed of the respective apportionment plan, and the Participants shall have a term of 15 (fifteen) business days, from the day following the day of the meeting, to ask in writing any amendments, if they believe that their rights are impinged.

     (4) If the Participants expressly manifest their conformity, or if they do not express any remark within the term mentioned in the immediately preceding subdivision, they shall be taken as having agreed with the apportionment plan, and the liquidator shall make the respective transfers and shall extend, if necessary, the required documents.

     (5) If during the term set out in subdivision 3 (three) hereof the Participants make remarks to the apportionment plan, the liquidator shall again call to a new meeting within a term of 15 (fifteen) business days, so that the plan is modified by mutual agreement of the Participants, and if no agreement were possible, the liquidator shall transfer the lot or lots in respect to which there has been disagreement in common to the respective Participants, and the resulting legal status between the transferees shall be governed by the joint ownership rules.

     (6) The goods or amounts that belong to the Participants and that were not taken hold of or collected within 2 (two) months, from their having been transferred, shall be deposited, the goods, into a competent court and shall be deposited, the amounts, in a bank, and they shall be released or delivered to their respective owners once these request them, jointly with their accessories and interest.

15. AMENDMENTS TO THIS CONTRACT AND SEPARATION BECAUSE OF MODIFICATIONS.

(A) This contract may be amended by agreement of the Participants who own a majority of interests in the Project. If the contract is amended by a majoritarian agreement of the Participants, the dissident minority shall have the right to separate from the concern, subject to what has been provided in the immediately following Section. This contract may not be amended as provided in this Section to deprive any of the Participants of its interest in the Project or to increase the contributions that each one of them must make for the Phases I, II, III, and IV of the Project, as strictly provided herein, which contributions may only be increased by mutual agreement of the parties.

(B) The minority that separates in conformity with the provisions of this contract shall have the right to get the value of their contributions to the Development of the Project reimbursed, less the amounts owed by the said minority to the Project. The value of the contributions made by the separating minority shall be the value shown in the Balance for the last calendar month immediately preceding the date on which the separation takes effect pursuant to the next paragraph.

180 (one hundred and eighty) calendar days after the said rights has been exercised.

If the minority exercises its right to separate in conformity with this contract, the separation shall take effect as follows: (i) if the right is exercised during the first or second year of the life of the Project ("the Life of the Project"), the separation shall take effect 365 (three hundred sixty-five) calendar days after notice of the separation was given to the other Participants; (ii) if the right is exercised during the third or fourth year of the Life of the Project, the separation shall take effect 270 (two hundred seventy) calendar days after notice of the separation was given to the other Participants; (iii) if the right is exercised during the fifth, sixth, seventh, or eighth year of the Life of the Project, the separation shall take effect 180 (one hundred eighty) calendar days after notice of the separation was given to the other Participants; (iv) if the right is exercised during the ninth or tenth year of the Life of the Project, the separation shall take effect 90 (ninety) calendar days after notice of the separation was given to the other Participants; (v) if the right is exercised during the eleventh or any year after the eleventh year of the Life of the Project, the separation shall take effect 60 (sixty) calendar days after notice of the separation was given to the other Participants. For the purposes of this paragraph, the Life of the Project will be deemed to have started on the business day following the day on which production at commercial scale initiated.

(C) All amendments to this contract shall be made in writing and signed by all the Participants or, if that is not possible, by the majority that agreed to amend it. No oral amendment to this contract shall bind or shall be opposable to any of the Participants.

16. CONFIDENTIALITY.

(A) The Participants shall keep discretion and confidentiality in regard to the contents and terms of this contract and in regard to all kinds of information they get hold of and they generate in regard to the Project or that they in any manner obtain concerning the subject matter of the Project and of this contract, during the term of the same and at least during the 3 (three) years immediately following the termination or rescission of this contract. The Participants that separate pursuant to what has been agreed in this contract shall keep the discretion and the confidentiality referred to in this Section during the 3 (three) years immediately following the date on which their separation must be considered final.

(B) The Participants may disclose the information referred to in the immediately preceding Section without encroaching upon their discretion and confidentiality obligations (i) to the financial institutions that finance or to which financing is requested for the Development of the Project; (ii) to the competent tax authorities in the event of a tax audit or examination; (iii) to the auditors, accountants, consultants, or legal counsel of the Participants; (iv) to the Participants' respective shareholders; (v) to Santa Rita's examiner; (vi) to FG's comptroller; (vii) if required by the regulatory authorities of bourse offices or stock exchanges if the Participants or their shareholders are public companies; (viii) in good faith to third parties that intend to acquire an interest in the concern pursuant to Clause 10 (ten) of this contract; (ix) to the public at large through news releases or other electronic means, save for the information the Participants may, by prior written agreement, not want to divulge by the means described in this subdivision; (x) to AngloGold pursuant to the terms and for the purposes stipulated in the Stock Purchase Option Agreement described in Clause 10 (ten) Section (D) hereof.

(C) Within the 30 (thirty) calendar days following the termination of this contract by any of the causes set forth in the same or its rescission by any reason whatsoever, the Participants shall deliver to Santa Rita all of the documents and electronic data storage devices relating to the Project that they might have in their possession or of the which they are able to get hold of, so that Santa Rita can keep them during the term provided in Section (H) of Clause 14 (fourteen).

(D) Within the 30 (thirty) calendar days following the date of its separation in conformity with the provisions of this contract, the Participant who separates shall deliver to Santa Rita, or to the new active member if Santa Rita is the one that separates, all the documents and electronic data storage devices relating to the Project that they might have in their possession or of the which they are able to get hold of.

(E) The Participants shall have their directors, officers, employees, attorneys in fact, consultants, and contractors fulfill the stipulation contained in this Clause and, additionally, shall have them refrain from disclosing, photocopying, or reproducing by any means the information contained in the documents and electronic data storage devices if they do not have the prior, written, and express consent of all the Participants.

(F) The failure to comply with the stipulation contained in this Clause shall entitled the injured party to the payment of damages and losses.


17. REPRESENTATIONS FROM THE PARTICIPANTS.


The Participants shall refrain from representing, publishing, or in any other manner communicating that they are partners or associates of one or more of the other Participants or that they have an interest in the businesses of one or more of the other Participants or that they have businesses in common, to the extent that any of those representations, publications, or communications are made in regard or with direct or indirect reference to businesses different from the one that is the specific matter of this contract, under penalty of rescission of this contract and of payment of damages and losses.

18. ACTS OF GOD OR FORCE MAJEURE.

(A) The Participants' obligations, except the obligations to pay or distribute profits when its distribution has been resolved as stipulated herein and to make other payments or contributions pursuant to this contract, shall be suspended to the extent and during the time in which they cannot be fulfilled by acts of God or by force majeure or because of any other event beyond its control, foreseeable or unforeseeable, including, but without limitation, (i) fires, explosions, earthquakes, hurricanes, storms, floods, sink holes, draughts, or other adverse environmental conditions; (ii) wars, declared or undeclared, rebellions, terrorist actions, guerrillas, social commotions, coup d'etats, insurrections, and invasions; (iii) strikes, work stoppages, or other analogous labor conflicts, taking of facilities, obstructions, agrarian intrusions, and actions or omissions of indigenous groups, non-governmental or environmental organizations or of similar-interests organizations; (iv) acts or omissions of authorities, judgments or other kinds of judicial rulings, inability to obtain permits, consents, licenses, concessions, authorizations, approvals, and opinions; (v) delays or failures to comply of providers or transporters, contractors, or subcontractors; (vi) shortage or inability to obtain labor, transportation, materials, machinery, equipment, supplies, utilities or services; (vii) accidents; breakdown of equipment, machinery or facilities; and
(viii) other events of analogous or similar nature.

(B) The Participant who sees itself affected by any of the events described in the immediately preceding Section shall give notice of the same to the other or other Participants as soon as possible, explaining the source and nature of the event and the estimated time of its duration. The affected Participant shall reinitiate the performance of its obligations as soon as reasonably possible.

(C) The Participants shall contribute, in proportion to their respective interests in the Project, to the removal, elimination, or attenuation of any cause or event that hinders, hampers, or encumbers the operation of the mine or that in any manner diminish, injure, or imperil the assets utilized in the same or the possibility of making profits in the said operation.

(D) While the discharging of the Participants' obligations is kept in suspense for the reasons provided in this Clause and in any of the situations described in the immediately preceding Section, the Participants shall contribute, in proportion to their respective interests in the Project, whatever might be strictly indispensable to keep it in operation and conservation under the circumstances.

19. SETTLEMENT OF CONTROVERSIES AND DISPUTES.

(A) Unless the plaintiff selects the arbitration course set forth in Section (B) of this Clause, all the controversies or disputes that arise between or among the Participants in regard to this contract shall be settled or resolved by a competent judge sitting in Hermosillo, Sonora, for which the Participants waive the jurisdiction and venue of any other judges or tribunals that may be indicated by reason of territory, address, main location where they carry out their businesses, and other similar reasons or circumstances.

(B) If the plaintiff opts for the arbitration course, the controversies or disputes between the Participants shall be settled or resolved as indicated hereinbelow:

     (1) Arbitration Rules.

     The arbitration shall be governed by the rules set out in Book Fifth, Title IV (four), of the Code of Commerce (to the extent that they have not been modified by this Clause) and by the rules stipulated in this Clause, and the arbitral decision shall be made in conformity with all of those rules.

     (2) Place of the arbitration.

     The arbitration shall take place in Hermosillo, Sonora, at the offices selected by the arbitration panel.

     Without detriment to what is provided in the preceding paragraph, the arbitration panel may meet in any place or offices that it may deem appropriate to hold deliberations among its members and to hear the parties, the witnesses, or the experts, or to examine goods or documents.

     (3) Arbitration Panel.

     Save for what is provided in the two last paragraphs of this subdivision 3 (three), the arbitration panel will be composed of three members, one named by the plaintiff, other by the defendant, and one more by the arbiters named by the plaintiff and the defendant.

     If the defendant does not name the arbiter that it is entitled to within 5
     (five) calendar days counted from the date on which it receives demand from the plaintiff to submit the controversy or dispute to arbitration and to name an arbiter, the designation shall be made, at the plaintiff's request, by a state or federal competent judge sitting in Hermosillo, Sonora, and his resolution shall not be appealable or challengeable by any other means, including the "amparo" appeal.

     The plaintiff's demand referred to in the immediately preceding paragraph must contain the indication of the arbiter named by it.

     If the two arbiters named as provided above do not get to agree on the designation of the third arbiter within the 5 (five) calendar days following the date on which the defendant's arbiter was appointed, the designation of the third arbiter shall be made, at the request of any of the parties or of any of the arbiters, by a federal or state competent judge sitting in Hermosillo, Sonora, and his resolution shall not be appealable or challengeable by any other means, including the "amparo" appeal.

     The arbiters must be individuals, of age, competent, of proved moral integrity, independent, and impartial and with experience in commercial disputes, preferably lawyers.

     The third arbiter may also be a company or entity devoted to the rendering of arbitration services, but in every case the individual who represents it in the arbitration proceedings must fulfill the requirements set out in the immediately preceding paragraph.

     All the decisions of the arbitration panel formed by three arbiters, including the award and the procedural rulings of all kinds, shall be made by a majority of votes.

     If the defendant does not name its arbiter within the term provided in the second paragraph of this subdivision 3 (three), the plaintiff may opt to proceed as provided in the second paragraph of this subdivision 3 (three), in which case paragraphs second, third, fourth, fifth, sixth, and seventh of this subdivision 3 (three) shall apply, or to submit the settling of the dispute or difference to a sole arbiter designated by a competent state or federal judge sitting in Hermosillo, Sonora. If the plaintiff opts for having the controversy or dispute settled by a sole arbiter designated by a judge, all references to an "arbitration panel" in this clause shall be understood as made to the arbitration panel integrated by that sole member.

     If the defendant fails to participate in the arbitration proceeding after having been duly notified of its initiation and duly served process, the arbitration panel shall declare it in contempt of court and shall render an arbitral award for the plaintiff, unless its failure to participate has been caused by an act of God or of irresistible force majeure, which event the defendant must prove to the satisfaction of the enforcing judge.

     (4) Arbitration Language.

     The arbitration shall be conducted in the Spanish language. This rule shall apply to all the parties' motions, to all hearings, and to any award, ruling, or communication of other kind issued by the arbitration panel.

     (5) Applicable Substantive Law.

     The differences or controversies shall be resolved or settled pursuant to applicable substantive Mexican law, including its norms relative to conflicts of laws. In regard to damages and losses, the arbiters shall only be empowered to condemn to the payment of those that are a direct and immediate consequence of a failure to comply an obligation, whether they have been caused or necessarily must be caused. Nothing stipulated in this subdivision shall be understood in detriment, waiver, or prejudice to the agreement contained in Clause 6 (six) Section (L) or to the representation made in Recital I (one) Section (G) of this contract.

     (6) Applicable Procedural Law.

     The arbitral proceedings shall be governed by this clause and by the rules set by the arbitration panel, pursuant to Section 1,435 (one thousand four hundred thirty-five) second paragraph of the Code of Commerce, procuring
     (i) the prevalence of the material truth over the formal truth, (ii) the equality of treatment for the parties, and (iii) the parties' full opportunity to propound and present evidence and to unrestrictedly defend their rights.

     (7) Award.

     Against the arbitral award only nullity can be applied for before competent judge or tribunal in the cases provided in Section 1,457 (one thousand four hundred fifty-seven) of the Code of Commerce, and the judgment ending the nullity proceeding shall not be challengeable.

     (8) Express Waiver to Other Remedies.

     In an clear, precise, and irrevocable manner, the parties waive any other proceeding for the settlement of disputes to which they could be entitled pursuant to the laws if this arbitration clause had not been agreed upon, with abidance by and without detriment to the stipulations contained in subdivisions 9 (nine) and 11 (eleven) of this Clause.

     (9) Provisional or Precautionary Measures.

     Notwithstanding what has been provided in this Clause, the parties may ask the competent state or federal tribunals for provisional or precautionary measures, and no request to that effect shall be understood as implying a waiver or abandonment of the right to have the definitive issues solved or settled as provided in this Clause.

     (10) Arbitration Costs and Attorneys' Fees.

     The losing party shall pay the court costs and procedural expenditures, including reasonable attorneys' fees and the arbitration costs.

     (11) Judicial Remedies.

     This arbitration Clause shall not be interpreted as prohibiting the request of judicial action from competent courts in aid of arbitration, including, but without limitation, motions for subjection to arbitration, for suspension of judicial proceedings pending the conclusion of the arbitration proceeding, or for the granting of interlocutory injunctions directing that something be done or not done or those that grant repossessions, attachments, or other measures that may be necessary to prevent irreparable damages or losses to a party as long as the arbitral proceeding is not concluded.

     (12) Termination Rights.

     Any of the parties that prevail in any matter submitted to arbitration by any of the other parties for a trivial or frivolous reason or cause, shall have the option to terminate this contract within 30 (thirty) calendar days following the handing down of the arbitral award, without that generating obligations or liabilities different from the ones provided in this contract.

     (13) Waiver of Appeals.

     The arbitral award may be recognized and its enforcement ordered by any competent tribunal. The parties waive any right that they might have to challenge or appeal before any Mexican or before any other tribunal from any legal issue that might arise during the course of the arbitral proceeding.

     The recognition or homologation of the arbitral award and its enforcement shall not be appealable in any form whatsoever.

     (14) Notices, Notifications, Service of Process.

     The parties agree that the delivery of any notices, notifications, or services of process in regard to any arbitration proceedings at their respective addresses indicated in this contract (or in any address thereafter indicated) shall be valid and sufficient.

20. GENERAL PROVISIONS.

(A) The captions in the Clauses of this contract and in the Sections or Subdivisions of the same are used just for convenience; they shall in no way restrict or enlarge their contents or their subject matter and they shall in no way affect or determine their construction and interpretation.

(B) The failure of any of the Participants to exercise or to assert any of the rights acquired by this contract or afforded them by the law in connection with the same shall not be understood as a waiver of that Participant of the right it has to exercise or assert that right or the right to exercise or to assert the same right thereafter or other rights granted by this contract or by the law to the Participants.

(C) The Participants undertake to take any such other action that may be necessary in proportion to their respective interests in the Project, and to sign any such other document that may be reasonably necessary or convenient in order for the aims and objectives of the concern to be implemented and reached, all of the above without compensation, payment, or additional interest shares.

(D) The subject matter of this contract is wholly contained and developed in this document. There are no prior or simultaneous negotiations, oral or written, that modify or supersede what has been agreed upon in this contract.

(E) Any of the Participants shall be entitled to request that this contract be formalized before a Notary Public of Hermosillo, Sonora, and filed with the competent Property and Commerce Public Registry. The Participant that by itself requests the above formalization and filing shall be understood as acting on behalf of all of the Participants. The expenses and notarial fees, including the filing fees for the resulting notarial instrument, shall be paid by the Participants by equal shares.

(F) The Participants may change the dates agreed upon in this contract without this being understood as amended.

(G) Mexican law shall govern this contract.

21. NOTIFICATIONS, NOTICES, AND COMMUNICATIONS.

(A) All notices, notifications, or communications given or due to be given in regard to this contract shall be delivered or sent to the following addresses, unless the parties indicate others at least 15 (fifteen) calendar days in advance of the date in which the change of domicile is meant to take effect:

     (1) If they are for Santa Rita:

     Minera Santa Rita S. de R. L. de C.V.
     76 Beaver Street Suite 500 New York NY 10005 U.S.A.

     To the attention of: Jack Veeder Everett and Roger Austin Newell

     With copy for: Eduardo Robles Elias o Jose Joaquin Cabrera Ochoa, Boulevard Hidalgo 64, Colonia Centenario, Hermosillo, Sonora 83260

     (2) If they are for FG:

     Grupo Minero FG S.A. de C.V.
     Calle del Cobre 91
     Entre Calle del Yeso y Los Nogales
     Hermosillo, Sonora 83299

     To the attention of: Samuel Fraijo Flores

With copy for: Daniel Gutierrez Perez, Calle del Cobre 91, entre Calle del Yeso y Los Nogales, Hermosillo, Sonora 83299

(B) Unless otherwise agreed in this contract, the notices, notifications, or communications referred to in this Clause shall take affect on the business day following the day on which they have effectively been received or delivered, at the above indicated addresses, to the party to which they were directed or to any employee, director, officer, or attorney in fact of the participant addressee or to any individual of age who resides in the domicile of the participant if this is an individual. If the post is used, the notices, communications, and notifications shall always be sent by registered mail, return receipt requested.

22. LEGAL VEHICLE.

During the term of this contract, the parties may discuss and, if they deem it convenient, adopt any other legal instrument or arrangement or associative form or combine their efforts and resources to continue the Development of the Project utilizing any other legal mechanism, provided this contract's essential stipulations are not changed and AngloGold's rights derived from the Stock Purchase Option Agreement referred to in Section (D) of Clause 10 (ten) of this contract are not infringed, and provided other third parties' rights are likewise not infringed.

23. LANGUAGE.

This contract will be signed in English and in Spanish, but the Spanish version will control in the event of discrepancy.

24. DEFECTS OF THE WILL OR OF THE CONSENT.

This contract has neither been negotiated nor signed under the influence or determination of fraud, bad faith, violence, unlawfulness, overreaching, mistake, reverential fear, or inability or under any other defect of the will or of the consent.

Well informed as to the legal reach and scope of this contract, the parties sign it in full conformity and make it binding in all legal respects in 4 (four) original copies, each of which shall be considered an original and shall be equally valid, in Hermosillo, Sonora, on February 23rd (twenty-third), 2002 (two thousand two).


                        For Grupo Minero FG S.A. de C.V.



                             -----------------------
                              Samuel Fraijo Flores,
                               Sole Administrator


                    For Minera Santa Rita S. de R. L. de C.V.



                               -------------------
                   Jack Veeder Everett and Roger Austin Newell
                                Attorneys in fact


                                    Witnesses





Daniel Gutierrez Cibrian                        Victor Manuel Juvera Gaxiola